Exhibit 99.1

Transmeridian Exploration Incorporated and Transmeridian Exploration Inc. Announce Receipt of Requisite Consents With Respect to Exchange Offer and Consent Solicitation for 12% Senior Secured Notes Due 2010 and Extension of Exchange Offer Deadline

HOUSTON, Oct. 8, 2008 (GLOBE NEWSWIRE) – Transmeridian Exploration Incorporated (AMEX: TMY) (“Transmeridian”) and its wholly-owned subsidiary Transmeridian Exploration Inc. (“TMEI”) today announced that (i) the minimum participation thresholds for the exchange offer and consent solicitation relating to the $290,000,000 aggregate principal amount of TMEI’s 12 percent Senior Secured Notes due 2010 (the “Existing Notes”) (CUSIP Nos.: 89376NAC2, 89376NAA6, 89376NAB4, U87289AB7) have been met, (ii) they have received the requisite written consents from noteholders to amend the indenture governing the Existing Notes and related security documents and (iii) the exchange offer deadline, which was 5:00 p.m., New York City time, on October 7, 2008, will be extended to 5:00 p.m., New York City time, on October 28, 2008, unless further extended.

Pursuant to the amended terms of the exchange offer and consent solicitation, the exchange offer and consent solicitation is conditioned on, among other things, the valid and unrevoked tender of at least $222,157,000 principal amount of the Existing Notes (such principal amount being equal to 90 percent of the aggregate principal amount of the Existing Notes outstanding, exclusive of the $43,159,000 principal amount of the Existing Notes held by United Energy Group Limited (“UEGL”)) and the receipt of consents from a majority in aggregate principal amount of the Existing Notes (exclusive of the $43,159,000 principal amount of the Existing Notes held by UEGL) (the “Requisite Consents Condition”).

As of 5:00 p.m., New York City time, on October 7, 2008, holders of an aggregate $243,980,000 principal amount of the Existing Notes have tendered their Existing Notes into the exchange offer. In addition, holders of an aggregate principal amount of the Existing Notes sufficient to satisfy the Requisite Consents Condition have delivered written consents with respect to the proposed amendments to the indenture governing the Existing Notes and related security documents.

Transmeridian and TMEI also announced that the exchange offer deadline, which was 5:00 p.m., New York City time, on October 7, 2008, will be extended to 5:00 p.m., New York City time, on October 28, 2008, unless further extended. All other material terms of the exchange offer remain unchanged. Holders who have already properly tendered their Existing Notes do not need to retender.

The exchange offer and related consent solicitation are being made solely by the Offering Memorandum and related documents, which set forth the complete terms of the exchange offer and related consent solicitation. The exchange offer and related consent solicitation are being made, and copies of the Offering Memorandum and related documents will be provided, only to holders of the Existing Notes that have certified in an eligibility letter or by other means certain matters to Transmeridian, including their status as eligible holders who are either “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933, as amended, institutional “Accredited Investors,” as that term is defined in Regulation D under the Securities Act of 1933, as amended, or persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act of 1933, as amended.

The new notes offered in exchange for the Existing Notes in the exchange offer (the “New Notes”) will not be offered pursuant to an effective registration statement. Therefore, the New Notes may not be offered or sold in the United States absent an exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws. This announcement is not an offer to sell the New Notes or an offer to exchange the New Notes for Existing Notes and is not a solicitation of an offer to sell the Existing Notes or to exchange the Existing Notes for New Notes.

About Transmeridian Exploration Incorporated

Transmeridian is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. Transmeridian primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian currently has projects in Kazakhstan and southern Russia; its main asset is a 100 percent interest in the South Alibek field in western Kazakhstan.

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and other filings with the Securities and Exchange Commission. Although Transmeridian believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by Transmeridian or any other person that the objectives and plans of Transmeridian will be achieved.

CONTACT:	Transmeridian Exploration Incorporated

Earl W. McNiel, CFO

(713) 458-1100

Fax: (713) 781-6593

tmei@tmei.com

www.tmei.com

5847 San Felipe, Suite 4300

Houston, Texas 77057

Source:	GlobeNewswire (October 8, 2008 – 8:47 AM EDT)